Exhibit 99.2

Court Enters Order Restricting Trading in Equity of First Place Financial Corp.

The United States Bankruptcy Court for the District of Delaware has entered an order that imposes substantial restrictions on the trading of equity interests in First Place Financial Corp. A copy of the order may be found at the following internet address: www.donlinrecano.com/fpfc; questions regarding the order may be directed to representatives of the debtor at the following address: Patton Boggs LLP, Attn: Brent Mcllwain, 2000 McKinney Avenue, Suite 1700, Dallas, TX 75201. The case number for the bankruptcy action is 12-12961 (BLS).